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                                                                   EXHIBIT 10.48
                                                                  EXECUTION COPY

                        INTEGRATED TELECOM EXPRESS, INC.

            JAMES G. REGEL AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (the "Agreement") is entered into as of May 16, 2002, (the "Effective Date") by and between Integrated Telecom Express, Inc. (the "Company"), and James G. Regel ("Executive"), and replaces and supercedes in its entirety the Agreement entered into between the Company and Executive on September 24, 2001 (the "Old Employment Agreement").

                                    RECITALS

         A. The Company's Board of Directors (the "Board") has adopted and announced a plan to wind up and liquidate the Company (the "Liquidation"), pursuant to which the Company will discontinue all of its operations and, subject to stockholder approval, distribute the assets of the Company to the Company's stockholders.

         B. The Board and Executive now desire to amend the Old Employment Agreement to provide appropriate compensation and incentive to Executive in light of the Liquidation.

         1.   Duties and Scope of Employment.

              (a) Positions and Duties. As of the Effective Date, Executive will continue to serve as Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Board, including managing and overseeing the Liquidation. The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

              (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts, time and energies to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, which approval shall not be unreasonably withheld or delayed, provided however that this Section 1(b) shall not restrict or prohibit Executive from searching for or interviewing for other positions so long as those activities do not interfere with the discharge of his duties to the Company.

         2. At-Will Employment. The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

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     3.  Compensation.

         (a) Base Salary. During the Employment Term, the Company will pay Executive an annual salary of $400,000 as compensation for his services (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. Executive's salary will be subject to review and adjustments will be made based upon the Company's normal performance review practices.

         (b) Sign-On Bonus. Pursuant to the provisions of the Old Employment Agreement, Executive received a lump sum payment of $50,000 (less all applicable withholding taxes) (the "Sign-On Bonus"). As required under Old Employment Agreement and as modified in this Agreement, if before the earlier of (i) September 24, 2002 or (ii) Executive's completion of the last Liquidation Task (as defined in Section 3(c)), (A) Executive voluntarily terminates his employment with the Company for any reason other than a reason that constitutes an "Involuntary Termination" (as defined below), or (B) the Company terminates Executive for Cause, then Executive must repay to the Company the entire amount of the Sign-On Bonus.

         (c) Performance Bonus. As of the Effective Date, Executive shall be deemed to have earned $50,000 of his target performance bonus of $100,000. The Company shall pay Executive such earned bonus, less applicable withholding, on the first regular payroll date following the Effective Date. Following the Effective Date, upon completion of each applicable Liquidation Task (as defined below) prior to Executive's termination of employment, the Company shall, on the first regular payroll date following the completion of such Liquidation Task, pay to Executive a portion of the remaining target performance bonus in a lump-sum payment equal to the amount described below. A "Liquidation Task" shall mean one of the tasks described below in Section 3(c)(i) through (vii), each of which the Company believes is critical to the consummation of the Liquidation (collectively, the "Liquidation Tasks").

              (i) Mailing of Proxy. On the date the Company mails to its stockholders the proxy statement for the special meeting of stockholders at which the Company's stockholders will consider a proposal to approve the Liquidation, the Company shall pay to Executive $5,000, less applicable withholding taxes (with payment due on the first regular payroll date following the completion of this Liquidation Task).

              (ii) Filing of Certificate of Dissolution. On the date the Company files the certificate of dissolution following the date the Company's stockholders approve the Liquidation, the Company shall pay to Executive $5,000, less applicable withholding taxes (with payment due on the first regular payroll date following the completion of this Liquidation Task).

              (iii) Completion of Plan for Liquidation. On the date Executive completes a plan outlining in reasonable detail the essential elements and tasks intended to establish that the Company and the Board have acted in due care in consummating the Liquidation, the Company shall pay to Executive $12,500, less applicable withholding (with payment due on the first regular payroll date following the completion of this Liquidation Task).

              (iv) Resolution of Leaseholds. On the date the Company reaches a final written agreement with the landlord for its facilities at 400 Race Street, San Jose, California with

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respect to the Company's obligations under the lease for such facility, the
Company shall pay to Executive $5,000, less applicable withholding (with payment due on the first regular payroll date following the completion of this Liquidation Task).

            (v) Employee Terminations. On the date the Company completes the final termination of Company employees, other than those employees necessary to assist in the consummation of the Liquidation as determined in good faith by Executive, the Company shall pay to Executive $5,000, less applicable withholding (with payment due on the first regular payroll date following the completion of this Liquidation Task).

            (vi) Initial Distribution. On the date the Company makes its initial distribution of assets to the Company's stockholders in connection with the Liquidation (the "Initial Distribution"), the Company shall pay to Executive $12,500, less applicable withholding (with payment due on the first regular payroll date following the completion of this Liquidation Task).

            (vii) Final Tax Filings. On the date the Company has provided to its independent accountants all information reasonably requested by such accountants in connection with the preparation of the Company's corporate tax returns and any other tax related filings for the tax year in which the Initial Distribution occurs, the Company shall pay to Executive $5,000, less applicable withholding (with payment due on the first regular payroll date following the completion of this Liquidation Task). The Company shall use its reasonable efforts to cause its independent accountants to deliver a request for information as soon as practicable after the Effective Date. After Executive has provided such information as he reasonably determines satisfies this Liquidation Task, the Company shall in writing make a final inquiry of its independent accountants regarding their need for additional information. If the independent accountants confirm that they have received all reasonably requested information (or fail to respond to such inquiry within twenty (20) calendar days), then this Liquidation Task shall be deemed completed. If the independent accountants reasonably request additional information, then this Liquidation Task shall be deemed completed upon delivery of such additional information.

       (d)  Stock Options.

            (i) First Option. Pursuant to the provisions of the Old Employment Agreement, Executive was granted a stock option to purchase 1,200,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such Common Stock on the date of grant (the "First Option"). Subject to the accelerated vesting provisions set forth herein, the First Option shall continue to vest as provided in the Old Employment Agreement (that is, as to 25% of the shares subject to such First Option one year after its vesting commencement date, and as to 1/48th of the shares subject to such First Option monthly thereafter, so that the First Option will be fully vested and exercisable four
(4) years from the vesting commencement date, subject to Executive's continued service to the Company on the relevant vesting dates). The vesting commencement date for the First Option is the date Executive began employment with the Company pursuant to the Old Employment Agreement. The First Option will continue to be subject to the terms, definitions and provisions of the Company's Nonstatutory Stock Option Plan (the "Option Plan") and the stock option agreement executed by Executive and the Company (the "First Option Agreement"), both of which documents have been approved by the Board and are incorporated herein by reference.

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            (ii)  Second Option. Pursuant to the provisions of the Old
Employment Agreement, Executive was granted a stock option to purchase 750,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such common stock on the date of grant (the "Second Option"). The First Option together with the Second Option shall each be referred to as an "Option" and collectively as the "Options." Subject to the accelerated vesting provisions set forth herein, and because the Board voted that it would deem that the Executive met the milestone for approval of Executive's business plan for the Company (prepared jointly by the CEO, COO and CFO) by April 8, 2002, the Second Option shall continue to vest as provided in the Old Employment Agreement (that is, as to 25% of the shares subject to such Option eighteen (18) months following the effective date of the Old Employment Agreement, and as to 1/48th of the shares subject to such Option monthly thereafter, so that the Second Option will be fully vested and exercisable fifty-four (54) months from the effective date of the Old Employment Agreement, subject to Executive's continued service to the Company on the relevant vesting dates). The Second Option will continue to be subject to the terms, definitions and provisions of the Option Plan and the stock option agreement executed by Executive and the Company (the "Second Option Agreement"), both of which documents have been approved by the Board and are incorporated herein by reference. The First Option Agreement together with the Second Option Agreement shall each be referred to as the "Option Agreement" or collectively as the "Option Agreements."

            (iii) Accelerated Vesting Upon Stockholder Meeting Date. Upon the date on which the stockholders of the Company approve the Liquidation at a duly noticed and held stockholders' meeting (the "Stockholders' Meeting Date"), provided that the Stockholders' Meeting Date occurs prior to Executive's termination of employment, the Options shall immediately vest and become exercisable as to 100% of the shares subject to such Options, but in no event shall the number of shares that so vest exceed the number of shares subject to such Options. Thereafter, the Options shall continue to be bound by and be subject to the Option Plan and Option Agreements.

            (iv) Payment of Exercise Price. In order to facilitate payment of the exercise price of the Options, at the request of the Executive, Executive as borrower shall be permitted to issue to the Company a secured non-recourse promissory note (the "Secured Note") with principal amount equal to the aggregate exercise price of any Options exercised by the Executive plus the amount of any withholding taxes due by Executive as a result of such exercise. The Secured Note shall include commercially reasonable terms and shall include the following additional terms: (i) the Secured Note shall be payable on the date the Company makes the Initial Distribution and shall be repaid in full from Executive's distributions received with respect to his Company Common Stock acquired pursuant to exercise of the Options (provided, however, that if the amount received by Executive in the Initial Distribution is less than the amount then outstanding under the Secured Note, then the excess amount due shall not be payable until such time as Executive receives proceeds from subsequent distributions equal to such excess amount), (ii) the Secured Note shall bear interest at the applicable federal rate necessary to avoid imputed income to Executive, and (iii) the Secured Note shall be fully secured by 100% of the shares of Company Common Stock issued upon the exercise of the Options related thereto and any distributions received with respect to such shares in connection with the Liquidation.

     4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the

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Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     5. Paid Time Off. Executive shall proportionately accrue paid time off of up to eighteen (18) days per year in accordance with Company policies, with the timing and duration of specific time off mutually and reasonably agreed to by the parties hereto.

     6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     7. Severance.

        (a) Involuntary Termination. If (i) Executive terminates his employment with the Company due to an "Involuntary Termination" (as defined below) or (ii) the Company terminates Executive's employment with the Company for other than "Cause" (as defined below), death or disability, then, subject to Section 12 and Executive signing and not revoking a standard release of claims in a form acceptable to the Company, Executive shall be entitled to (i) receive a lump-sum severance payment (less applicable withholding taxes) equal to his Base Salary rate, as then in effect, over a period of twelve (12) months to be paid within seven (7) days from the date of such termination, (ii) payment of the remaining unearned target performance bonus, if any, as set forth in Section 3(c), as if the Liquidation Tasks had been completed in full, (iii) immediate vesting and exercisability of 100% of the unvested shares subject to the Options, and (iv) continued payment by the Company of the group health continuation coverage premiums for Executive and Executive's eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") as in effect through the lesser of (x) eighteen (18) months from the effective date of such termination, (y) the date upon which Executive and Executive's eligible dependents become covered under similar plans, or (z) the date Executive no longer constitutes a "Qualified Beneficiary" (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended (the "Code")); provided, however, that Executive will be solely responsible for electing such coverage within the required time periods.

        (b) Voluntary Termination; Termination for Cause. If Executive's employment with the Company terminates voluntarily by Executive (other than due to an Involuntary Termination) or for Cause by the Company, then (i) all vesting of the Options will terminate immediately, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (iii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

     8. Change of Control Benefits.

        (a) Acceleration of Options Upon a Change of Control. In the event of a Change of Control that occurs prior to Executive's termination of employment, 100% of the unvested shares subject to the Options shall immediately vest and become exercisable. In all other respects, the

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Options will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreements.

        (b) Guaranteed Payment. In the event of a Change of Control of the Company, the Company will pay to Executive a bonus payable in cash or Company Common Stock, as determined by the Board in its sole and absolute discretion, in an amount, if any, equal to $1,000,000 less the amount by which the "Fair Market Value" (as defined in the Option Plan) of the shares of the Company's Common Stock subject to the Options exceeds the aggregate exercise price of the shares of the Company's Common Stock subject to such Options, provided in no event shall the amount payable to Executive exceed $1,000,000. In the event Executive has exercised an Option but has not disposed of such exercised shares on the effective date of a Change of Control, such shares shall be considered to still be subject to the Option from which they were issued for purposes of determining the bonus amount. Additionally, in the event Executive has exercised an Option and sold or otherwise disposed of such exercised shares, the bonus amount shall be reduced by the greater of (i) the difference between the sale price received by Executive for such shares less the exercise price of such shares; provided, however, that if Executive gifts any exercised shares or otherwise disposes of such shares for consideration less than the Fair Market Value of such shares on the date of disposition, then the shares shall be deemed to have been disposed of for the Fair Market Value of such shares on the date of such disposition, or
(ii) the difference between the Fair Market Value of such shares on the effective date of a Change of Control less the exercise price of such shares.

        (c) Termination Following a Change of Control. If within twelve (12) months following a Change of Control (other than the Company's stockholders approving the Liquidation) (i) Executive terminates his employment with the Company due to an Involuntary Termination, or (ii) the Company terminates Executive's employment with the Company for other than Cause, death or disability, then, subject to Executive signing and not revoking a standard release of claims in a form acceptable to the Company, in lieu of benefits described in Section 7(a), Executive shall be entitled to (x) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of twelve (12) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies, (y) continued payment by the Company of the group health continuation coverage premiums for Executive and Executive's eligible dependents under COBRA as in effect through the lesser of (A) twelve
(12) months from the effective date of such termination, (B) the date upon which Executive and Executive's eligible dependents become covered under similar plans, or (C) the date Executive no longer constitutes a Qualified Beneficiary; provided, however, that Executive will be solely responsible for electing such coverage within the required time periods, and (z) exercise the Options, to the extent vested, for a period of one (1) year following such termination or such longer period as may be provided for in the applicable Option Agreement.

        (d) Voluntary Termination; Termination for Cause. If within the twelve
(12) months following a Change of Control Executive's employment with the Company terminates voluntarily by Executive (other than due to an Involuntary Termination) or for Cause by the Company, then (i) all vesting of the Options will terminate immediately, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (iii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

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     9.   Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive
(i) constitute "parachute payments" within the meaning of Section 280G of the Code and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance benefits under Sections 7 or 8 shall be either:

          (a)    delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 9 shall be made in writing by an independent public accountant selected by the Company, immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

     10.  Definitions.

          (a)    Cause. For purposes of this Agreement, "Cause" is defined as
(i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

          (b) Change of Control. For purposes of this Agreement, "Change of Control" of the Company is defined as:

                 (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                 (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of

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at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                 (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or

                 (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

          (c) Involuntary Termination. For purposes of this Agreement, "Involuntary Termination" shall mean without the Executive's express written consent (i) a significant reduction of the Executive's duties, position or responsibilities, or the removal of the Executive from such position and responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of (A) the Liquidation, or (B) the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made the Chief Executive Officer of the acquiring corporation) shall not constitute an "Involuntary Termination"; (ii) a significant reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced, except for any reductions directly related to, or as the result of, the Liquidation; (iv) the relocation of the Executive to a facility or a location more than fifty (50) miles from the Executive's then present location, or (v) the completion of all of the Liquidation Tasks as set forth in Section 3(c).

     11. Confidential Information. Executive entered into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder, which such agreement is incorporated herein by reference.

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     12.  Conditional Nature of Severance Payments.

          (a) Noncompete. To avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Sections 7 and 8 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b) Non-Solicitation. Until the date one (1) year after the termination of Executive's employment with the Company for any reason, Executive agrees not, either directly or indirectly, to solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Parent or the Company or cause an employee to leave his or her employment either for Executive or for any other entity or person. Additionally, Executive acknowledges that Executive's right to receive the severance payments set forth in Sections 7 and 8 (to the extent Executive is otherwise entitled to such payments) are contingent upon Executive complying with this Section 12(b) and upon any breach of this section all severance payments pursuant to this Agreement shall immediately cease.

          (c) Understanding of Covenants. Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     13. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     14. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:

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          Integrated Telecom Express, Inc.
          400 Race Street
          San Jose, CA 95126
          Attn: President

          If to Executive:

          at the last residential address known by the Company.

     15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     16.  Arbitration.

          (a) General. In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

          (b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a

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manner consistent with the Rules and that to the extent that the AAA's National
Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

          (c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

          (d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code ss.2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

          (e) Administrative Relief. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

          (f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

     17. Attorneys' Fees. The Company shall reimburse Executive for attorneys' fees incurred by Executive with respect to implementation and execution of this Agreement, not to exceed $10,000, upon Executive's submission of receipts or other reasonable documentation supporting such fees.

     18. Integration. This Agreement, together with the Option Plan, Option Agreements and the Confidential Information Agreement, represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral, including the Old Employment Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     19. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

     20. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

     21. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     22. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

     23. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     24. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

INTEGRATED TELECOM EXPRESS, INC.


By: /s/ Peter Courture                        Date:   May 2002
    --------------------------------               -----------------------------
Title: Secretary
       -----------------------------


EXECUTIVE:

/s/ James G. Regel                            Date:   5/17/02
------------------------------------               -----------------------------
JAMES G. REGEL


             [SIGNATURE PAGE TO JAMES G. REGEL AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT]